UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2006
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

8000 Global Drive	70665

P.O. Box 442, Sulphur, LA	70664-0442

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 7, 2006, the Board of Directors (the “Board”) of Global Industries, Ltd. (the “Company”) accepted the resignation of Luis Téllez as a director, effective immediately. Mr. Téllez resigned as a result of his appointment as head of the Communications and Transport Secretariat (SCT) of Mexico by president-elect Felipe Calderon. In connection with his resignation and in recognition of his years of service to the Company, the Compensation Committee of the Board accelerated the release of forfeiture restrictions on 5,616 shares of the 10,000 share restricted stock grant made to Mr. Téllez for the current annual term of his directorship under the Company’s Non-Employee Director Compensation Policy, representing the portion of the term that Mr. Téllez served.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: December 13, 2006	By:	/s/ Russell J. Robicheaux
		Name:	Russell J. Robicheaux
		Title:	Chief Administrative Officer and General Counsel